UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

ACM Research, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42307 Osgood Road, Suite I
Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 445-3700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACMR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 7.01 Regulation FD Disclosure.

On June 17, 2019, we announced a strategic plan to list the shares of our principal operating subsidiary, ACM (Shanghai) Research, Inc., on the Shanghai Stock Exchange’s Sci-Tech InnovAtion BoaRd, within the next three years. We issued a press release titled “ACM Research Announces Strategic Plan to Extend Access to China’s Capital Markets,” a copy of which is included as Exhibit 99.01 to this Current Report on Form 8-K.

Also on June 17, 2019, we are posting an investor presentation to our website (www.acmrcsh.com) related to the proposed listing of shares of ACM (Shanghai) Research, Inc. on the Sci-Tech InnovAtion BoaRd. A copy of this investor presentation is furnished as Exhibit 99.02 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained herein, including the exhibits furnished hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit	Description
99.01	Press Release of ACM Research, Inc. dated June 17, 2019
99.02	Investor Presentation of ACM Research, Inc. dated June 17, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACM RESEARCH, INC.

	By:	/s/ David H. Wang
David H. Wang
Chief Executive Officer and President

Dated: June 17, 2019